Exhibit 99.1

         Buffalo Wild Wings, Inc. Announces Third Quarter 2005 Results;
                Earnings Per Diluted Share Increase 57% to $0.22


    MINNEAPOLIS--(BUSINESS WIRE)--Oct. 25, 2005--Buffalo Wild Wings, Inc. (Nasdaq:BWLD), announced today financial results for the third quarter ended September 25, 2005. Highlights for the third quarter versus the same period a year ago were:

    --  Total revenue increased 21.1% to $51.7 million

    --  Company-owned restaurant sales grew 21.1% to $45.9 million

    -- Same-store sales increased 1.8% at company-owned restaurants and 1.1% at franchised restaurants

    --  Earnings per diluted share increased 57% to $0.22 from $0.14

    Sally Smith, President and Chief Executive Officer commented, "Same-store sales were positive for the quarter, trending over last year's 9.9% company-owned and 5.7% franchised same-store sales levels, withstanding the impact of the hurricanes, which we estimate reduced franchised same-store sales by $250,000 due to temporary closures and shortened hours of operation. We did take an $849,000, or $0.06 per share, goodwill and asset impairment charge for the quarter. The effect of this charge was offset by lower wing prices, lower stock-based compensation expense, and controlled general and administrative expense growth. Bottom line: we delivered $0.22 to our shareholders, a 57% increase over prior year."
    Total revenue, which includes company-owned restaurant sales and franchise royalties and fees, increased 21.1% to $51.7 million in the third quarter compared to $42.7 million in the third quarter of 2004. Company-owned restaurant sales for the quarter grew 21.1% to $45.9 million aided by a company-owned same-store sales increase of 1.8% and 19 more company-owned locations in operation at the end of the third quarter 2005 relative to the same period in 2004. Franchise royalties and fees increased 21.5% to $5.8 million versus $4.8 million in the prior year, due to a franchised same-store sales increase of 1.1% and 45 more franchised restaurants at the end of the period versus a year ago.
    Average weekly sales for company-owned restaurants were $31,361 for the third quarter of 2005 compared to $30,983 for the same quarter last year, a 1.2% increase. Franchised restaurants averaged $40,149 for the period versus $38,727 in the third quarter a year ago, a 3.7% increase.
    For the third quarter, earnings per diluted share were $0.22, versus earnings per diluted share of $0.14 in the third quarter of 2004.

    Fourth Quarter 2005 Outlook

    For the fourth quarter ending December 25, 2005, the company anticipates total revenue of approximately $59 million to $60 million, based on estimated same-store sales increases of 1% to 2% for both company-owned restaurants and franchised locations, as well as the addition of 6 new company-owned and 12 new franchised restaurants. Earnings per diluted share for the fourth quarter are expected to range from $0.32 to $0.34. This estimate is based on the previously mentioned revenue assumptions, average chicken wing prices for the fourth quarter of $1.25 per pound, stock-based compensation expense of $467,000 and diluted weighted average shares outstanding of 8.7 million.
    Ms. Smith concluded, "We are excited about our fourth quarter media campaigns - our largest advertising spend of the year - which includes the rollout of our Boneless Thursdays promotion. We believe that advertising, paired with an ongoing focus on hospitality and operational execution, will drive sales in the fourth quarter. As 2005 comes to an end, we are confident in our ability to return another quarter of impressive year over year earnings results. And, as we look forward to 2006, we are well-positioned to continue bringing bottom line growth to our shareholders."
    Included in this release is information regarding restaurant unit counts, same-store sales, average weekly sales volumes and average quarterly wing prices per pound. Our management team believes such information is an important measure of our performance and is useful in assessing consumer acceptance of the Buffalo Wild Wings Grill & Bar concept. Franchise information also provides an understanding of our revenues as franchise royalties and fees are based on the opening of franchised units and their sales. However, these sales measures are not prepared in accordance with U.S. Generally Accepted Accounting Principles (GAAP), should not be considered in isolation or as a substitute for other measures of performance prepared in accordance with GAAP, and may not be comparable to sales measures as defined or used by other companies.
    Buffalo Wild Wings will be hosting a conference call today, October 25, 2005 at 5:00 p.m. ET to discuss these results. There will be a simultaneous webcast conducted at our website http://www.buffalowildwings.com.

    About the Company

    Buffalo Wild Wings, Inc., founded in 1982 and headquartered in Minneapolis, Minnesota, is an established and growing owner, operator and franchisor of Buffalo Wild Wings Grill & Bar restaurants featuring a variety of boldly flavored, made-to-order menu items including Buffalo, New York-style chicken wings spun in one of 12 signature sauces. The widespread appeal of Buffalo Wild Wings establishes it as an inviting, neighborhood destination with over 350 restaurants in 34 states.

    Forward-looking Statements

    Certain statements in this release that are not historical facts, including, without limitation, those relating to our anticipated financial performance, growth prospects and expected store openings for the fourth quarter and full year of 2005, are forward-looking statements that involve risks and uncertainties. Such statements are based upon the current beliefs and expectations of our management. Actual results may vary materially from those contained in forward-looking statements based on a number of factors including, without limitation, the actual number of locations opening during the fourth quarter and full year of 2005, the sales at these and our other company-owned and franchised locations, our ability to successfully operate in new markets, the cost of wings, the success of our marketing initiatives, our ability to control other restaurant operating costs and other factors disclosed from time to time in our filings with the U.S. Securities and Exchange Commission. Investors should take such risks into account when making investment decisions. Shareholders and other readers are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date on which they are made. We undertake no obligation to update any forward-looking statements.




               BUFFALO WILD WINGS, INC. AND SUBSIDIARIES

                  CONSOLIDATED STATEMENTS OF EARNINGS

     (Dollar amounts in thousands except share and per share data)

                              (unaudited)

                            Three months ended     Nine months ended
                           --------------------- ---------------------
                           Sept. 26,  Sept. 25,  Sept. 26,  Sept. 25,
                              2004       2005       2004       2005
                           ---------- ---------- ---------- ----------
Revenue:
  Restaurant sales            37,900     45,892    109,117    133,535
  Franchise royalties and
   fees                        4,807      5,840     13,325     17,213
                           ---------- ---------- ---------- ----------

      Total revenue           42,707     51,732    122,442    150,748
                           ---------- ---------- ---------- ----------

Costs and expenses:
  Restaurant operating
   costs:
    Cost of sales             12,755     14,096     37,524     42,618
    Labor                     11,203     13,743     31,257     39,936
    Operating                  5,925      7,529     16,705     21,052
    Occupancy                  2,719      3,616      7,594     10,167
  Depreciation                 2,245      2,998      6,434      8,505
  General and
   administrative (1)          5,009      5,383     13,632     16,643
  Preopening                     585        818      1,379      1,731
  Restaurant closures and
   impairment                    508        849        547        871
                           ---------- ---------- ---------- ----------

      Total costs and
       expenses               40,949     49,032    115,072    141,523
                           ---------- ---------- ---------- ----------

Income from operations         1,758      2,700      7,370      9,225
                           ---------- ---------- ---------- ----------

Other income:
  Interest income                174        349        462        958
                           ---------- ---------- ---------- ----------

                                 174        349        462        958
                           ---------- ---------- ---------- ----------

Earnings before income
 taxes                         1,932      3,049      7,832     10,183
Income tax expense               753      1,174      3,055      3,921
                           ---------- ---------- ---------- ----------

Net earnings                   1,179      1,875      4,777      6,262
                           ========== ========== ========== ==========

Earnings per common
 share--basic                   0.14       0.22       0.59       0.74
Earnings per common
 share--diluted                 0.14       0.22       0.56       0.72
Weighted average shares
 outstanding--basic        8,253,186  8,472,529  8,114,078  8,429,352
Weighted average shares
 outstanding--diluted      8,599,355  8,678,108  8,576,845  8,673,544

    (1) Contains stock-based compensation of $291, $193, $418, and
$1,047.


The following table expresses results of operations as a percentage of total revenue for the periods presented, except for restaurant operating costs which are expressed as a percentage of restaurant sales:

                            Three months ended     Nine months ended
                           --------------------- ---------------------
                            Sept 26,   Sept 25,   Sept 26,   Sept 25,
                              2004       2005       2004       2005
                           ---------- ---------- ---------- ----------
Revenue:
  Restaurant sales              88.7%      88.7%      89.1%      88.6%
  Franchising royalties
   and fees                     11.3       11.3       10.9       11.4
                           ---------- ---------- ---------- ----------

      Total revenue            100.0      100.0      100.0      100.0
                           ---------- ---------- ---------- ----------

Costs and expenses:
  Restaurant operating
   costs:
    Cost of sales               33.7       30.7       34.4       31.9
    Labor                       29.6       29.9       28.6       29.9
    Operating                   15.6       16.4       15.3       15.8
    Occupancy                    7.2        7.9        7.0        7.6
  Depreciation                   5.3        5.8        5.3        5.6
  General and
   administrative               11.7       10.4       11.1       11.0
  Preopening                     1.4        1.6        1.1        1.1
  Restaurant closures and
   asset impairment              1.2        1.6        0.4        0.6
                           ---------- ---------- ---------- ----------

      Total costs and
       expenses                 95.9       94.8       94.0       93.9
                           ---------- ---------- ---------- ----------

Income from operations           4.1        5.2        6.0        6.1
                           ---------- ---------- ---------- ----------

Other income:
    Interest income              0.4        0.7        0.4        0.6
                           ---------- ---------- ---------- ----------

Earnings before income
 taxes                           4.5        5.9        6.4        6.8
Income tax expense               1.8        2.3        2.5        2.6
                           ---------- ---------- ---------- ----------

Net earnings                     2.8        3.6        3.9        4.2
                           ========== ========== ========== ==========


               BUFFALO WILD WINGS, INC. AND SUBSIDIARIES

                      CONSOLIDATED BALANCE SHEETS

           (Dollar amounts in thousands, except share data)

                              (unaudited)

                                           December 26,  September 25,
                                               2004          2005
                                           ------------- -------------
                  Assets
Current assets:
  Cash and cash equivalents                     $12,557         3,974
  Marketable securities                          36,454        46,259
  Accounts receivable--franchisees, net of
   allowance of $25                                 689           791
  Accounts receivable--other                      2,077         3,113
  Inventory                                       1,207         1,284
  Income taxes receivable                         1,727            --
  Prepaid expenses                                1,470         1,755
  Deferred income taxes                             840         1,360
                                           ------------- -------------

     Total current assets                        57,021        58,536
Property and equipment, net                      59,649        66,094
Restricted cash                                     782         2,164
Other assets                                        774           738
Goodwill                                            759           369
                                           ------------- -------------

         Total assets                          $118,985       127,901
                                           ============= =============

   Liabilities and Stockholders' Equity
Current liabilities:
  Unearned franchise fees                        $2,433         2,128
  Accounts payable                                5,383         5,426
  Accrued compensation and benefits               6,339         5,785
  Accrued expenses                                3,663         3,591
  Accrued income taxes                               --         1,019
  Current portion of deferred lease
   credits                                          509           574
                                           ------------- -------------
     Total current liabilities                   18,327        18,523
Long-term liabilities:
  Marketing fund payables                           782         2,164
  Deferred income taxes                           6,298         5,069
  Deferred lease credits, net of current
   portion                                        7,871         8,692
                                           ------------- -------------

     Total liabilities                           33,278        34,448
                                           ------------- -------------

Commitments and contingencies
Stockholders' equity:
  Undesignated stock, 5,600,000 shares
   authorized                                        --            --
  Common stock, no par value. Authorized
   15,600,000 shares; issued and
   outstanding 8,425,771 and 8,602,763,
   respectively                                  71,491        73,642
  Deferred compensation                          (1,817)       (2,484)
  Retained earnings                              16,033        22,295
                                           ------------- -------------

     Total stockholders' equity                  85,707        93,453
                                           ------------- -------------

     Total liabilities and stockholders'
      equity                                   $118,985       127,901
                                           ============= =============


               BUFFALO WILD WINGS, INC. AND SUBSIDIARIES

                 CONSOLIDATED STATEMENTS OF CASH FLOWS

                     (Dollar amounts in thousands)

                              (unaudited)

                                                Nine months ended
                                           ---------------------------
                                           September 26, September 25,
                                               2004          2005
                                           ------------- -------------
Cash flows from operating activities:
  Net earnings                                   $4,777         6,262
  Adjustments to reconcile net earnings to
   cash provided by operations:
     Depreciation                                 6,434         8,505
     Amortization                                   165           (62)
     Restaurant closures and impairment             547           871
     Deferred lease credits                           7           554
     Deferred income taxes                        1,076        (1,749)
     Stock-based compensation                       418         1,047
     Change in operating assets and
      liabilities:
        Accounts receivable                        (615)       (1,158)
        Inventory                                  (123)          (77)
        Prepaid expenses                            656          (285)
        Other assets                                (35)           36
        Unearned franchise fees                     167          (305)
        Accounts payable                             49            43
        Income taxes                               (371)        2,746
        Accrued expenses                             95          (626)
                                           ------------- -------------

          Net cash provided by operating
           activities                            13,247        15,802
                                           ------------- -------------

Cash flows from investing activities:
  Acquisition of property and equipment         (15,225)      (15,079)
  Purchase of marketable securities             (77,354)      (65,590)
  Proceeds from maturities of marketable
   securities                                    44,435        55,847
                                           ------------- -------------

          Net cash used in investing
           activities                           (48,144)      (24,822)
                                           ------------- -------------

Cash flows from financing activities:
  Issuance of common stock                        1,083           763
  Tax payments for restricted stock                  --          (326)
                                           ------------- -------------

          Net cash provided by financing
           activities                             1,083           437
                                           ------------- -------------

          Net decrease in cash and cash
           equivalents                          (33,814)       (8,583)
Cash and cash equivalents at beginning of
 period                                          49,538        12,557
                                           ------------- -------------

Cash and cash equivalents at end of period      $15,724         3,974
                                           ============= =============


BUFFALO WILD WINGS, INC. AND SUBSIDIARIES
Supplemental Information

                           Restaurant Count

Company-owned Restaurants:

                   Q1         Q2         Q3         Q4
                   --         --         --         --
    2005          106        110        116
    2004           88         92         97        103
    2003           73         74         77         84
    2002           56         60         63         70
    2001           45         47         48         53


Franchised Restaurants:

                   Q1         Q2         Q3         Q4
                   --         --         --         --
    2005          212        224        234
    2004          168        175        189        203
    2003          131        138        142        161
    2002          108        119        123        129
    2001           95         97        100        105


                      Quarterly Same-Store Sales

Company-owned Restaurants:

                   Q1         Q2         Q3         Q4        Year
                   --         --         --         --        ----
    2005          6.1%       2.7%       1.8%
    2004          11.1%      10.6%      9.9%       7.6%       9.7%
    2003         (1.4%)      2.7%       6.7%       8.5%       4.3%
    2002          5.6%       4.6%      (0.7%)     (1.8%)      1.6%
    2001          9.1%       7.0%       6.4%       12.1%      8.8%


Franchised Restaurants:

                   Q1         Q2         Q3         Q4        Year
                   --         --         --         --        ----
    2005          3.2%       1.8%       1.1%
    2004          12.0%      10.4%      5.7%       3.7%       7.6%
    2003         (0.4%)      2.3%       8.5%       10.7%      5.6%
    2002          4.2%       4.5%       0.0%      (1.8%)      1.5%
    2001          4.3%       3.7%       5.3%       8.4%       5.5%


BUFFALO WILD WINGS, INC. AND SUBSIDIARIES
Supplemental Information


                     Average Weekly Sales Volumes

Company-owned Restaurants:

                   Q1         Q2         Q3         Q4        Year
                   --         --         --         --        ----
    2005        $33,195     30,531     31,361
    2004         32,289     30,248     30,983     33,038     31,663
    2003         28,782     27,132     28,281     31,171     28,886
    2002         29,564     26,330     25,916     28,466     27,547
    2001         27,675     25,644     26,722     29,426     27,382


Franchised Restaurants:

                   Q1         Q2         Q3         Q4        Year
                   --         --         --         --        ----
    2005        $41,309     39,824     40,149
    2004         39,678     38,072     38,727     40,926     39,402
    2003         33,920     33,393     35,289     39,014     35,491
    2002         32,956     31,623     31,619     34,023     32,574
    2001         30,533     28,820     29,835     33,267     30,652


                Average Quarterly Wing Prices Per Pound

                   Q1         Q2         Q3         Q4        Year
                   --         --         --         --        ----
    2005         $1.45       1.14       1.08
    2004          1.49       1.46       1.35       1.30       1.39
    2003          1.01       1.02       1.00       1.21       1.06
    2002          1.11       .87        .84        .78        .89
    2001          1.14       1.22       1.22       1.16       1.18




    CONTACT: Buffalo Wild Wings, Inc., Minneapolis
             Investor Relations Contact:
             Mary Twinem, 952-253-0731
             or
             Media Contact:
             Michael Fox, 203-682-8200